EXHIBIT 4.1


- ------------------------------------------------------------------------------

                     SEALED AIR CORPORATION

                              and

                 FIRST NATIONAL BANK OF BOSTON,

                                        as Trustee,

                _______________________________

                           INDENTURE

                 Dated as of (         ), 1994

                _______________________________

                   Senior Subordinated Notes

- ------------------------------------------------------------------------------





                     CROSS-REFERENCE TABLE

TIA SECTION                                      INDENTURE SECTION
- -----------                                      -----------------

Section 310(a)(1)  . . . . . . . . . . . . .            7.07; 8.02

        (b)  . . . . . . . . . . . . . . . .      7.07; 7.10; 8.02

        (c)  . . . . . . . . . . . . . . . .                  N.A.

Section 311(a)   . . . . . . . . . . . . . .                  7.11

        (b)  . . . . . . . . . . . . . . . .                  7.11

        (c)  . . . . . . . . . . . . . . . .                  N.A.

Section 312(a)   . . . . . . . . . . . . . .                  2.05

        (b)  . . . . . . . . . . . . . . . .                 10.10

        (c)  . . . . . . . . . . . . . . . .                 10.10

Section 313(a)   . . . . . . . . . . . . . .                  7.05

        (b)  . . . . . . . . . . . . . . . .                  N.A.

        (c)  . . . . . . . . . . . . . . . .                 10.02

        (d)  . . . . . . . . . . . . . . . .                  7.05

Section 314(a)   . . . . . . . . . . . . . .            4.03; 4.04

        (b)  . . . . . . . . . . . . . . . .                  N.A.

        (c)(1)   . . . . . . . . . . . . . .                 10.01

        (c)(2)   . . . . . . . . . . . . . .                 10.02

        (c)(3)   . . . . . . . . . . . . . .                  N.A.

        (d)  . . . . . . . . . . . . . . . .                  N.A.

        (e)  . . . . . . . . . . . . . . . .                 10.04

        (f)  . . . . . . . . . . . . . . . .                  N.A.

Section 315(a)   . . . . . . . . . . . . . .               7.01(b)

        (b)  . . . . . . . . . . . . . . . .                  7.04

        (c)  . . . . . . . . . . . . . . . .               7.01(a)

        (d)  . . . . . . . . . . . . . . . .               7.01(c)

        (e)  . . . . . . . . . . . . . . . .                  6.11

Section 316(a) (last sentence)   . . . . . .                  2.11

        (a)(1)(A)  . . . . . . . . . . . . .                  6.05

        (a)(1)(B)  . . . . . . . . . . . . .                  6.04

        (a)(2)   . . . . . . . . . . . . . .                  N.A.

        (b)  . . . . . . . . . . . . . . . .                  6.07

        (c)  . . . . . . . . . . . . . . . .                  9.04

Section 317(a)(1)  . . . . . . . . . . . . .                  6.08

        (a)(2)   . . . . . . . . . . . . . .                  6.09

        (b)  . . . . . . . . . . . . . . . .                  2.04

Section 318(a)   . . . . . . . . . . . . . .                 10.01

        (c)  . . . . . . . . . . . . . . . .                 10.01

____________________

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.






                       TABLE OF CONTENTS

Section                                                    Page
- -------                                                    ----


                           ARTICLE I

                        DEFINITIONS AND

                   INCORPORATION BY REFERENCE

1.01   Definitions  . . . . . . . . . . . . . . . . . . .     1

1.02   Incorporation by Reference of Trust Indenture Act     21

1.03   Rules of Construction  . . . . . . . . . . . . . .    21


                           ARTICLE II

                         THE SECURITIES

2.01   Designation; Issuable in Series  . . . . . . . . .    22

2.02   Execution and Authentication . . . . . . . . . . .    24

2.03   Bond Agents  . . . . . . . . . . . . . . . . . . .    24

2.04   Paying Agent To Hold Money in Trust  . . . . . . .    25

2.05   Securityholder Lists . . . . . . . . . . . . . . .    25

2.06   Transfer and Exchange  . . . . . . . . . . . . . .    25

2.08   Replacement Securities . . . . . . . . . . . . . .    26

2.08   Outstanding Securities . . . . . . . . . . . . . .    26

2.09   Discounted Securities  . . . . . . . . . . . . . .    26

2.10   Treasury Securities  . . . . . . . . . . . . . . .    27

2.11   Global Securities  . . . . . . . . . . . . . . . .    27

2.12   Temporary Securities . . . . . . . . . . . . . . .    27

2.13   Cancellation . . . . . . . . . . . . . . . . . . .    28

2.14   Defaulted Interest . . . . . . . . . . . . . . . .    28


                          ARTICLE III

                           REDEMPTION

3.01   Notices to Trustee . . . . . . . . . . . . . . . .    28

3.02   Selection of Securities To Be Redeemed . . . . . .    29

3.03   Notice of Redemption . . . . . . . . . . . . . . .    29

3.04   Effect of Notice of Redemption . . . . . . . . . .    30

3.05   Payment of Redemption Price  . . . . . . . . . . .    30

3.06   Securities Redeemed in Part  . . . . . . . . . . .    30


                           ARTICLE IV

                           COVENANTS

4.01   Payment of Securities  . . . . . . . . . . . . . .    31

4.02   Maintenance of Office or Agency  . . . . . . . . .    31

4.03   Compliance Certificates  . . . . . . . . . . . . .    32

4.04   Reports  . . . . . . . . . . . . . . . . . . . . .    32

4.05   Limitation on Restricted Payments  . . . . . . . .    33

4.06   Limitation on Debt . . . . . . . . . . . . . . . .    35

4.07   Change of Control  . . . . . . . . . . . . . . . .    39

4.08   Limitation on Transactions with Affiliates . . . .    41

4.09   Limitation on Asset Dispositions . . . . . . . . .    42

4.10   Limitation on Liens  . . . . . . . . . . . . . . .    45

4.11   Limitation on Senior Subordinated Indebtedness . .    46


                           ARTICLE V

                     SUCCESSOR CORPORATION

5.01   When Company May Merge, etc. . . . . . . . . . . .    46

5.02   Opinion of Counsel to Trustee; Officers' Certificate  47

5.03   Successor Corporation Substituted  . . . . . . . .    47


                           ARTICLE VI

                      DEFAULT AND REMEDIES

6.01   Events of Default  . . . . . . . . . . . . . . . .    48

6.02   Acceleration . . . . . . . . . . . . . . . . . . .    50

6.03   Other Remedies . . . . . . . . . . . . . . . . . .    51

6.04   Waiver of Past Default . . . . . . . . . . . . . .    51

6.05   Control by Majority  . . . . . . . . . . . . . . .    52

6.06   Limitation on Suits  . . . . . . . . . . . . . . .    52

6.07   Rights of Holders To Receive Payment . . . . . . .    53

6.08   Collection Suit by Trustee . . . . . . . . . . . .    53

6.09   Trustee May File Proofs of Claim . . . . . . . . .    53

6.10   Priorities . . . . . . . . . . . . . . . . . . . .    54

6.11   Undertaking for Costs  . . . . . . . . . . . . . .    54

6.12   Rights and Remedies Cumulative . . . . . . . . . .    55

6.13   Delay or Omission Not Waiver . . . . . . . . . . .    55

6.14   Restoration of Rights and Remedies . . . . . . . .    55


                          ARTICLE VII

                            TRUSTEE

7.01   Rights and Duties of Trustee . . . . . . . . . . .    55

7.02   Individual Rights of Trustee . . . . . . . . . . .    58

7.03   Trustee's Disclaimer . . . . . . . . . . . . . . .    58

7.04   Notice of Defaults . . . . . . . . . . . . . . . .    58

7.05   Reports by Trustee to Holders  . . . . . . . . . .    58

7.06   Compensation and Indemnity . . . . . . . . . . . .    59

7.07   Replacement of Trustee . . . . . . . . . . . . . .    59

7.08   Successor Trustee by Merger, etc.  . . . . . . . .    60

7.09   Trustee's Capital and Surplus  . . . . . . . . . .    61

7.10   No Conflicting Interest  . . . . . . . . . . . . .    61

7.11   Preferential Collection of Claims Against Company     61


                          ARTICLE VIII

                     DISCHARGE OF INDENTURE

8.01   Termination of the Company's Obligations . . . . .    61

8.02   Legal Defeasance and Covenant Defeasance . . . . .    63

8.03   Application of Trust Money . . . . . . . . . . . .    68

8.04   Repayment to Company . . . . . . . . . . . . . . .    68

8.05   Reinstatement  . . . . . . . . . . . . . . . . . .    69


                           ARTICLE IX

                           AMENDMENTS

9.01   Without Consent of Holders . . . . . . . . . . . .    69

9.02   With Consent of Holders  . . . . . . . . . . . . .    70

9.03   Compliance with Trust Indenture Act  . . . . . . .    71

9.04   Effect of Consents . . . . . . . . . . . . . . . .    71

9.05   Notation on or Exchange of Securities  . . . . . .    71

9.06   Trustee Protected  . . . . . . . . . . . . . . . .    72

9.07   Waiver of Covenants  . . . . . . . . . . . . . . .    72


                           ARTICLE X

                         MISCELLANEOUS

10.01  Trust Indenture Act  . . . . . . . . . . . . . . .    72

10.02  Notices  . . . . . . . . . . . . . . . . . . . . .    72

10.03  Certificate and Opinion as to Conditions Precedent    74

10.04  Statements Required in Certificate or Opinion  . .    74

10.05  Rules by Company and Agents  . . . . . . . . . . .    75

10.06  Legal Holidays . . . . . . . . . . . . . . . . . .    75

10.07  No Recourse Against Others . . . . . . . . . . . .    75

10.08  Duplicate Originals  . . . . . . . . . . . . . . .    75

10.09  Governing Law  . . . . . . . . . . . . . . . . . .    75

10.10  Communications by Holders with Other Holders . . .    75


                           ARTICLE XI

                  SUBORDINATION OF SECURITIES

11.01  Securities Subordinated to Senior Indebtedness . .    76

11.02  No Payment on Securities in Certain Circumstances     76

11.03  Securities Subordinated to Prior Payment of All
       Senior Indebtedness on Dissolution, Liquidation
       or Reorganization  . . . . . . . . . . . . . . . .    77

11.04  Holders  of Securities  To  Be Subrogated  to Rights
       of Holders of Senior Indebtedness  . . . . . . . .    79

11.05  Obligations of the Company Unconditional . . . . .    79

11.06  Trustee and Paying Agent Entitled To Assume Payments
       Not Prohibited in Absence of Notice . . . . . . . .   80

11.07  Application by Trustee of Moneys Deposited with It    80

11.08  Subordination Rights  Not Impaired by Acts  or
       Omissions of the Company or Holders of Senior
       Indebtedness . . . . . . . . . . . . . . . . . . .    81

11.09  Securityholders Authorize Trustee To Effectuate
       Subordination of Securities  . . . . . . . . . . .    81

11.10  Right of Trustee and Paying Agent To Hold Senior
       Indebtedness . . . . . . . . . . . . . . . . . . .    82

11.11  This Article Not To Prevent Events of Default  . .    82

11.12  No Fiduciary Duty Created to Holders of Senior
       Indebtedness . . . . . . . . . . . . . . . . . . .    82

11.13  Trustee's Compensation Not Prejudiced  . . . . . .    83

11.14  Representative of Senior Indebtedness  . . . . . .    83

       SIGNATURES . . . . . . . . . . . . . . . . . . . .    84

Exhibit A:  A Form of Registered Security





          INDENTURE dated as of ( ), 1994, between SEALED AIR CORPORATION, a Delaware corporation (the "Company"), and FIRST NATIONAL BANK OF BOSTON, as Trustee (the "Trustee").

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Senior Subordinated Notes of the Company (the "Securities"), in one or more series, to be issued as provided for in this Indenture. All things necessary to make the Securities and each series thereof, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid, binding agreement of the Company, in accordance with their respective terms, have been done.

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                           ARTICLE I.

           DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.

     "Acceleration Notice" shall have the meaning specified in Section 6.02.

     "Acquisition Debt" means Debt of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged with the Company or one of its Subsidiaries) or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person (other than in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such merger or acquisition (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company or such merger or acquisition).

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with the Company or any of its Subsidiaries or (ii) the acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business, or identifiable product line for which financial information for the Reference Period is available, of such Person.

     "Asset Disposition" means, with respect to any Person, any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale-leaseback) by such Person or any of its Subsidiaries to any Person (other than to such Person or a Wholly-Owned Subsidiary of such Person and other than in the ordinary course of business) of (i) any assets of such Person or any of its Subsidiaries or (ii) any shares of Capital Stock of such Persons's Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares shall not constitute an Asset Disposition. For purposes of this definition, the term "Asset Disposition" shall not include any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by the covenant described under Article V hereof.

     "Asset Sale" means the sale or other disposition by the Company or any of its Subsidiaries (other than to Wholly-Owned Subsidiaries) of (i) all or substantially all of the Capital Stock of any of the Company's Subsidiaries or (ii) substantially all of the assets of the Company or any of its Subsidiaries which constitute substantially all of an operating unit or business, or identifiable product line for which financial information for the Reference Period is available.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief, reorganization, adjustment or recomposition of debtors.

     "Board of Directors" means with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors authorized to act for it hereunder.

     "Bond Resolution" means a resolution adopted by the Board of Directors authorizing a series of Securities.

     "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, including each class of Common or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date.

     "Capitalized Lease" means, as applied to any Person, any lease of any Property the discounted present value of the rental obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, is required to be capitalized on the balance sheet of that Person. "Capitalized Lease Obligation" means, as applied to any Person, the rental obligation, as aforesaid, under any Capitalized Lease.

     "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to any Person (other than a Wholly-Owned Subsidiary of the Company) or related group (as that term is used in
Section 13(d)(3) of the Exchange Act) of Persons (other than any Wholly-Owned Subsidiary of the Company) as an entirety or substantially as an entirety in one transaction or series of related transactions, (ii) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction the shareholders of the Company immediately prior to such transaction hold less than 50% of the total voting power entitled to vote generally in the election of directors, managers or trustees of the surviving corporation of such merger or consolidation, (iii) the liquidation or dissolution of the Company, (iv) any Person or group (as so defined) of Persons (other than a Wholly-Owned Subsidiary of the Company) acquiring more than 50% of the total voting power entitled to vote generally in the election of the directors, managers or trustees of the Company, or (v) the Persons constituting the Board of Directors of the Company on the date hereof or Persons nominated for election or elected to the Board of Directors of the Company by a majority vote of such directors (the "Continuing Directors") or a majority of the Continuing Directors do not constitute a majority of the members of the Board of Directors of the Company.

     "Change of Control Date" has the meaning provided in Section 4.07.

     "Change of Control Offer" has the meaning provided in Section 4.07.

     "Change of Control Payment Date" has the meaning provided in
Section 4.07.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Consolidated Cash Flow" of any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum of (i) income taxes, (ii) Consolidated Fixed Charges, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items deducted from net revenues in determining Consolidated Net Income for such period, in each case determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with generally accepted accounting principles.

     "Consolidated Fixed Charges" of any Person for any period means the aggregate of (without duplication) (i) Consolidated Interest Expense,
(ii) the interest component of Capitalized Leases and one-third of rentals in respect of all other leases with original lease terms of more than one year, paid or accrued by such Person or any of its Subsidiaries during such period, determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP, and (iii) the product of
(x) the sum of (A) cash dividends paid on any Preferred Stock of such Person plus (B) cash and non-cash dividends paid on any Subsidiary Preferred Stock of such Person which is not eliminated in consolidation times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective federal, state, local and foreign tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" of any Person for any period means the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (i) the Net Income of any Person other than a Consolidated Subsidiary in which such Person or any of its Consolidated Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person and its Consolidated Subsidiaries during such period, (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it became a Subsidiary of such Person or any of its Subsidiaries or is merged or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, provided that this clause (ii) shall not be effective for any calculation of Consolidated Cash Flow to be made in accordance with clause (2) of the definition of Pro Forma Coverage Ratio, and (iii) the Net Income (if positive) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions to such Person of such Net Income are not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 100 Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Division.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" has the meaning provided in Section 6.01(b).

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including net overdrafts in any bank), (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that, for purposes of determining the amount of Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the fair market value thereof, (vi) all Debt of others directly or indirectly guaranteed by such Person, (vii) all obligations of such Person to reimburse the issuer of any letter of credit, and (viii) to the extent not otherwise included, obligations of such Person under Currency Agreements and Interest Rate Agreements.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Debt of the Company under or in respect of the New Credit Facility and (ii) after such time as the New Credit Facility shall have terminated, any other Debt constituting Senior Indebtedness which at the time of determination has an aggregate amount outstanding of at least $50,000,000 and is specifically designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Debt" by the Company.

     "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

     "Event of Default" means any event or condition specified as such in Section 6.01(a) which shall have continued for the period of time, if any, therein designated.

     "Excess Cash Proceeds" has the meaning provided in Section 4.09.

     "Excess Proceeds Offer" has the meaning set forth in Section 4.09.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United
States as of the date or time of any computation including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; provided, that all ratios and computations based on GAAP contained herein shall be computed in accordance with GAAP except that calculations made for the purpose of determining compliance with Section 4.05 herein shall be made, except as otherwise provided, without giving effect to adjustments in component amounts required or permitted by Accounting Principles Board Opinions Nos. 16 and 17 as a result of any Asset Acquisition made subsequent to the date hereof.

          "guarantee" by a Person means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incurrence" means the incurrence, creation, assumption or in any other manner becoming liable with respect to, or the extension of the maturity of or becoming responsible for the payment of, any Debt; provided that neither the accrual of interest, whether such interest is payable in cash or in kind, nor the accretion of original issue discount shall be considered an Incurrence of Debt. "Incur" shall have a comparable meaning.

     "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

     "Initial Issue Date" means the date on which the initial series of Securities is issued under this Indenture.

     "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

     "Interest Rate," when used with respect to any series, means the rate per annum specified in the Securities of such series as the rate of interest accruing on the principal amount of the Securities of such series.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or beneficiary hereafter.

     "Investment" means any capital contributions, advances or loans to (including any guarantees of loans to), or investments in or purchases of Capital Stock of, any Restricted Subsidiary of the Company.

     "Issue Date" means the date on which a series is initially issued under this Indenture.

     "Joint Venture" means a joint venture or other similar arrangement, whether in corporate, partnership or other legal form, provided that any such arrangement which as to any Person is treated as a Subsidiary of such Person shall not be considered to be a Joint Venture to which such Person is a party.

     "Legal Holiday" means any day other than a Business Day.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For the purposes hereof, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such Property.

     "Material Subsidiary" means as of any date any Subsidiary of the Company (a) the value of whose assets, as such assets would appear on a consolidated balance sheet of such Subsidiary and its Consolidated Subsidiaries prepared as of the end of the fiscal quarter next preceding such determination in accordance with GAAP, is at least 10% of the value of assets of the Company and its Consolidated Subsidiaries, determined as aforesaid or (b) which has revenues, as such revenues would appear on a consolidated income statement of such Subsidiary and its Consolidated Subsidiaries prepared for the four fiscal quarters next preceding such determination in accordance with GAAP, constituting at least 10% of the revenues of the Company and its Consolidated Subsidiaries for such last four fiscal quarters or (c) which has Consolidated Cash Flow, as such Consolidated Cash Flow would be determined from the consolidated financial statements of such Subsidiary and its Consolidated Subsidiaries prepared for the four fiscal quarters next preceding such determination in accordance with GAAP, constituting at least 10% of the Consolidated Cash Flow of the Company and its Consolidated Subsidiaries, determined as aforesaid, for such last four fiscal quarters.

     "Maturity Date," when used with respect to any series of Securities, means the date specified in the Securities of such series as the fixed date on which the final installment of principal of Securities of such series is due and payable (in the absence of any acceleration thereof pursuant to Section 6.02 or any Change of Control Offer or Excess Proceeds Offer).

     "Measurement Date," when used with respect to any calculation, means the date of the transaction giving rise to the need to make such calculation.

     "Net Cash Proceeds" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or received in any other noncash form) therefrom, or an equivalent amount of cash, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes paid or required to be accrued as a liability under GAAP (i) as a consequence of such Asset Disposition, (ii) as a result of the repayment of any Debt required or permitted to be repaid pursuant to
Section 4.09 hereof in any jurisdiction other than the jurisdiction where the Property disposed of was located or (iii) in connection with any actual or anticipated repatriation to the United States of any proceeds of such Asset Disposition for the purpose of repaying Senior Indebtedness of the Company, investing in capital assets, or a Qualifying Business, of the Company or making an Excess Proceeds Offer in each case in accordance with
Section 4.09 herein, and in each case net of a reasonable reserve (consistent with GAAP or its equivalent in foreign jurisdictions) for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Debt which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition.

     "Net Income" of any Person for any period means the net income
(loss) of such Person for such period, determined in accordance with generally accepted accounting principles (except that (i) any amount representing the amortization of goodwill or other intangible assets arising from acquisitions subsequent to the date hereof and extraordinary or nonrecurring gains and losses shall be excluded therefrom, together with the net tax effect on such Person solely as a result of such exclusion, and
(ii) for purposes of determining the Net Income of the Company, there should be excluded the after-tax effect of the extraordinary charge to earnings resulting from the redemption of the Outstanding Subordinated Notes).

     "Net Investments in Restricted Subsidiaries" means, with respect to any Investment made by the Company, directly or indirectly, in a Restricted Subsidiary as to which clause (iv) of the definition of Restricted Payments would be applicable, the difference between (i) the aggregate amount of all Investments made by the Company and its Wholly-Owned Subsidiaries in a Restricted Subsidiary on or after the Initial Issue Date (in the case of an investment made other than in cash, the amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive) and (ii) the sum of (A) the amount of such aggregate Investments returned in cash or cash equivalents whether through interest payments, principal payments, dividends or other distributions (to the extent such amounts are not otherwise available for making Restricted Payments pursuant to clause (b)(ii) of Section 4.05 hereof) and (B) the Net Cash Proceeds received by the Company or its Wholly-Owned Subsidiaries from the disposition (other than to a Subsidiary of the Company) of all or any portion of its Investments in such Restricted Subsidiary; provided, however, that if such Restricted Subsidiary subsequently becomes a Wholly-Owned Subsidiary of the Company, the Net Investments in Restricted Subsidiaries for such Restricted Subsidiary shall be zero. For purposes of the calculations to be made pursuant to clause
(vi) of the definition of Permitted Payments and clause (b)(iv) of Section
4.05 hereof, to the extent (i) above is greater than (ii) above, such difference shall be positive and to the extent (ii) above is greater than
(i) above, such difference shall be negative.

     "Net Restricted Purchase" means, with respect to any Restricted Purchase by the Company, the difference between (i) the sum of the original amount of such Restricted Purchase and all subsequent amounts paid or contributed in respect of such Restricted Purchase by the Company or its Wholly-Owned Subsidiaries (in the case of a Restricted Purchase or subsequent contribution made other than in cash, the amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive), and (ii) the Net Cash Proceeds received by the Company or its Wholly-Owned Subsidiaries from the disposition (other than to a Subsidiary of the Company) of all or any portion of such Restricted Purchase; provided, however, that if the entity that is the issuer or obligor on the security underlying such Restricted Purchase subsequently becomes a Wholly-Owned Subsidiary of the Company, the Net Restricted Purchase for that Restricted Purchase shall be zero. For purposes of the calculations to be made pursuant to paragraph (vi) of the definition of Permitted Payments and clause (b) of Section 4.05 hereof, to the extent (i) above is greater than (ii) above, such difference shall be positive and to the extent (ii) above is greater than (i) above, such difference shall be negative.

     "Net Worth" of any Person as of any date means the aggregate of capital attributable to Common Stock and Preferred Stock of such Person having no sinking fund or mandatory redemption provisions payable prior to the Maturity Date of all then outstanding series of Securities, surplus and retained earnings of such Person and its Consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

     "New Credit Facility" means, collectively, the Revolving Credit Facility and the Term Loan Facility.

     "Offer Amount" has the meaning provided in Section 4.09.

     "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), the Chief Financial Officer, Chief Operating Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two
Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company on behalf of the Company and otherwise complying with the requirements of Section 10.04 and Section 10.05 as they relate to the making of an Officers' Certificate.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Company, complying with the requirements of Section 10.04 and Section
10.05 as they relate to the giving of an Opinion of Counsel.

     "Outstanding Subordinated Notes" means the $170 million principal amount of 12-5/8% Senior Subordinated Notes due 1999 of the Company.

          "Paying Agent" has the meaning provided in Section 2.03.

          "Permitted Payments" means, with respect to the Company or any of its Subsidiaries: (i) any dividend or other distribution on shares of Capital Stock payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock); (ii) any dividend or other distribution payable to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary (and in the case of a dividend or distribution by a Subsidiary of the Company in which the Company owns, directly or indirectly, less than 100% of the Capital Stock of such Subsidiary, to any other holder of Capital Stock of such Subsidiary on a pro rata basis); (iii) the purchase, redemption, retirement or other acquisition by a Wholly-Owned Subsidiary of its Capital Stock; (iv) the redemption, defeasance, repurchase or other acquisition or retirement for value prior to scheduled maturity of any Debt which by its terms ranks pari passu with, or subordinate in right of payment to, the Securities (including any such redemption, defeasance, repurchase, acquisition or retirement of any other series) with the proceeds from the issuance of (x) Debt (including the issuance of a new series under this Indenture) which is also pari passu with, or subordinate (on terms equally favorable to holders of the Securities if such Debt is not a series issued under this Indenture) in right of payment to, the Securities and which new Debt has no mandatory prepayment (including at the option of the holder thereof, if such option did not exist in the Debt being refinanced) prior to, and has a Stated Maturity (including sinking fund payments) later than, the earlier of (A) the Maturity Date of all outstanding series issued under this Indenture and
(B) the mandatory prepayment dates and Stated Maturity, as the case may be, of the Debt being redeemed, defeased, repurchased or otherwise acquired, provided that such Debt is called for redemption, defeased, repurchased or otherwise acquired within 45 days after the date on which the additional Debt is incurred or (y) Capital Stock (other than Redeemable Stock); (v) the repurchase or other acquisition or retirement for value of any shares of Capital Stock of the Company, or any option, warrant or other right to purchase Capital Stock of the Company, with, or out of the proceeds of the sale of, additional shares of Capital Stock of the Company other than Redeemable Stock (unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed); provided that such proceeds are applied to the repurchase, retirement or other acquisition within 45 days after the date on which the additional shares of the Company's Capital Stock are issued; (vi) with respect to any Restricted Purchase or Investment in a Restricted Subsidiary as to which clause (iv) of the definition of Restricted Payments would be applicable, the sum of (A) the aggregate amount of all Net Restricted Purchases and all Net Investments in Restricted Subsidiaries, made on and after the Initial Issue Date pursuant to this clause (vi) by the Company and its Subsidiaries not in excess of $50 million, provided, however, that the aggregate amount of all such Net Restricted Purchases shall not exceed $20 million, plus (B) the sum of (x) the amount of all Investments existing on the date hereof in Restricted Subsidiaries of the Company existing on the Initial Issue Date returned in cash or cash equivalents whether through interest payments, principal payments, dividends or other distributions (to the extent such amounts are not otherwise available for making Restricted Payments pursuant to clause (b)(ii) under Section 4.05 hereof) and (y) the Net Cash Proceeds received by the Company or its Wholly-Owned Subsidiaries from the disposition (other than to a Subsidiary of the Company) of all or any portion of such Investments in such Restricted Subsidiaries; (vii) Debt of the Company which is pari passu with or subordinated in right of payment to the Securities purchased in anticipation of satisfying sinking fund, principal installments or final maturity payments, in each case within one year of the date of such purchase; (viii) the redemption (or defeasance prior to redemption) of the Outstanding Subordinated Notes;
(ix) the repurchase of any Debt which is pari passu with or subordinated in right of payment to any series of Securities (including any such repurchases of any other series of Securities) ("Other Debt") pursuant to a "change of control" or "asset disposition" covenant set forth in the related indenture or other agreement pursuant to which such Debt is outstanding (or pursuant to Section 4.07 or 4.09 hereof if such Other Debt to be redeemed is Securities issued under this Indenture), provided that such repurchase shall only be permitted if all of the terms and conditions in such provisions have been fully complied with and such repurchases are made in accordance with the provisions hereof and such indenture or agreement, and provided, further, that the Company has repurchased all Securities of any series required to be repurchased by the Company pursuant to Sections 4.07 and 4.09 hereof prior to the repurchase of any Other Debt pursuant to the "change of control" or "asset disposition" covenant in such indenture or other agreement, if such Other Debt is not a series of Securities issued under this Indenture, or the provisions described under Sections 4.07 and 4.09 hereof if such Other Debt is a series of Securities issued under this Indenture; (x) the acquisition and holding of receivables owing to the Company or any of its Subsidiaries or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that nothing in this clause (x) shall prevent the Company or any Subsidiary from offering such concessionary trade terms as management deems appropriate; (xi) any securities received in satisfaction or partial satisfaction thereof from financially troubled debtors with whom the Company or any of its Subsidiaries has dealings in the ordinary course of business; and (xii) the acquisition of any Debt or securities received for assets sold or otherwise disposed of in accordance with Section 4.09 hereof.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person (other than Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma Coverage Ratio" means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated Cash Flow of any Person for the Reference Period immediately prior to the Measurement Date to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period; provided that for purposes of such computation, in calculating Consolidated Cash Flow and Consolidated Fixed Charges, (1) the Incurrence of the Debt or the Subsidiary Preferred Stock giving rise to the need to calculate the Pro Forma Coverage Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Measurement Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt or Subsidiary Preferred Stock during the Reference Period or subsequent to the Reference Period and prior to the Measurement Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Fixed Charges attributable to any Debt or Subsidiary Preferred Stock (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Measurement Date had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement or Currency Agreement which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (5) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any Debt or Subsidiary Preferred Stock which was outstanding during or subsequent to the Reference Period but is not outstanding on the Measurement Date. For the purposes of making the computation referred to above, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the Company or been merged with or into the Company or any Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Measurement Date shall be calculated on a pro forma basis (including all of the calculations referred to in numbers
(1) through (5) above) assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

     "Proceeds Purchase Date" has the meaning set forth in Section 4.09.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

     "Purchase Money Obligations" means Debt of the Company or its Subsidiaries secured by Liens (i) on Property or assets acquired after the date hereof and used in the ordinary course of business by the Company and its Subsidiaries and (ii) securing the payment of all or any part of the purchase price of such Property or assets and limited to the Property or assets so acquired and improvements thereof.

     "Purchase Price" has the meaning provided in Section 4.07.

     "Qualifying Business" means a business at least a majority of the revenues of which result from the manufacture and/or sale of commercial products.

     "Redeemable Stock" means, with respect to the Company and its Subsidiaries, any class or series of Capital Stock which is (i) redeemable at the option of the holder or is subject to mandatory redemption prior to the Maturity Date of all outstanding series issued under this Indenture or
(ii) convertible into or exchangeable for either Capital Stock referred to in clause (i) or Debt having a scheduled maturity prior to the Maturity Date of all outstanding series issued under this Indenture, provided that any Capital Stock which would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change in control" or "asset disposition" occurring prior to the Maturity Date of all outstanding series issued under this Indenture shall not constitute Redeemable Stock if the "change in control" or "asset disposition" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions described under Sections
4.07 and 4.09 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to the provisions described under Sections 4.07 and 4.09 hereof.

     "Reference Period" means the four fiscal quarters ending with the most recent fiscal quarter for which financial information was required to be sent to Holders of the Securities pursuant to the provisions hereof and which ended immediately preceding the Measurement Date.

     "Registrar" has the meaning provided in Section 2.03.

     "Restricted Payments" means with respect to any Person (i) any dividend or other distribution on any shares of such Person's Capital Stock; (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person's Capital Stock or
(b) any option, warrant or other right to acquire shares of such Person's Capital Stock; (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the Stated Maturity of any Debt ranked pari passu with or subordinated in right of payment to the Securities and having a final Stated Maturity subsequent to the Maturity Date; (iv) any Investment outside of the ordinary course of business in any Restricted Subsidiary; or (v) any Restricted Purchase by the Company or any of its Subsidiaries. Notwithstanding the foregoing, "Restricted Payment" shall not include any "Permitted Payment."

     "Restricted Purchase" means (i) any purchase by the Company or any of its Subsidiaries of non-convertible debt securities or non-convertible Preferred Stock of any entity (other than from a Wholly-Owned Subsidiary or a Restricted Subsidiary described in clause (ii) of the definition thereof) in any such case having a remaining term in excess of one year from the date of purchase which at the time of purchase is not rated investment grade by either Moody's Investors Service, Inc. or Standard & Poor's Corporation and (ii) any purchase by the Company or any of its Subsidiaries of Common Stock, or securities convertible into Common Stock, of any entity (other than from a Wholly-Owned Subsidiary or a Restricted Subsidiary) if after giving effect to such purchase the Company and its Subsidiaries directly or indirectly own less than a majority of the outstanding Common Stock of such entity.

     "Revolving Credit Facility" means the Revolving Credit Facility under a Credit Agreement dated as of ( ) among the Company, the lenders listed therein and Bankers Trust Company, as Agent, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreements, documents or instruments extending the maturity of, refinancing, replacing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder) all or any portion of, the Debt under such Agreement or any successor agreements (which extensions, refinancings, replacements or restructurings may not provide for borrowings in excess of $175 million plus the direct costs and expenses incurred in connection therewith).

     "Restricted Subsidiary" means (i) any Joint Venture in which the Company or any of its Subsidiaries holds a 50% or less interest or (ii) any Subsidiary of the Company which is not a Wholly-Owned Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Security" or "Securities" means any of the Senior Subordinated
Notes issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms hereof.

     "Senior Indebtedness" means all Debt of the Company, including principal, premium, if any, and interest on or in connection with Debt of the Company (other than the Securities), whether presently outstanding or hereafter created, incurred or assumed, other than Debt which by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with the Securities, provided that Senior Indebtedness shall not include (A) any Debt, liability or obligation of the Company to (i) any of its Subsidiaries, (ii) trade creditors or (iii) any Person arising out of any lawsuit against the Company or any of Subsidiaries or any settlement thereof, (B) any liability for taxes, (C) any redemption of or other payments on Preferred Stock, (D) any Debt Incurred in violation of the provisions hereof, (E) any Debt of the Company which when incurred and without regard to any election under
Section 1111(b) of the Bankruptcy Code, was without recourse to the Company or (F) the Outstanding Subordinated Notes, which shall rank pari passu with the Securities.

     "Senior Representative" means the trustee, agent or representative of holders of a class of Senior Indebtedness of the Company who has been identified in writing to the Trustee and the Company.

     "series" means a series of Securities or the Securities of the series.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (other than pursuant to any provision providing for the repurchase of such security at the option of the holder thereof).

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by such Person. Unless the context otherwise requires, the term "Subsidiary" as used herein means a Subsidiary of the Company.

     "Subsidiary Preferred Stock" with respect to any Person means any series of Preferred Stock issued by a Subsidiary of such Person.

     "Term Loan Facility" means the Term Loan Facility under a Credit Agreement dated as of ( ) among the Company, the lenders listed therein and Bankers Trust Company, as Agent, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreements, documents or instruments extending the maturity of, refinancing, replacing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder) all or any portion of, the Debt under such Agreement or any successor agreements (which extensions, refinancings, replacements or restructurings may not provide for borrowings in excess of $100 million less mandatory prepayments actually made plus the direct costs and expenses incurred in connection therewith).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.  Code
Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as otherwise provided in Section 9.03.

     "Transfer Agent" has the meaning provided in Section 2.03.

     "Trustee" means the party named in this Indenture as "Trustee" until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Wholly-Owned Subsidiary" means, with respect to the Company, Sealed Air S.A. (and any successor thereto) and any other Subsidiary of the Company of which all outstanding voting stock (other than directors' qualifying shares) is owned directly or indirectly by the Company.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (1) "Commission" means the SEC;

          (2) "indenture securities" means the Securities;

          (3) "indenture security holder" means a Securityholder;

          (4) "indenture to be qualified" means this Indenture;

          (5) "indenture trustee" or "institutional trustee" means the Trustee; and

          (6) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

          SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) "or" is not exclusive;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4) provisions apply to successive events and transactions;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.


                          ARTICLE II.

                         THE SECURITIES

          SECTION 2.01.  Designation;  Issuable in Series.

          (The Debt evidenced by the Securities and otherwise arising under this Indenture is hereby irrevocably designated as "senior indebtedness" with respect to any existing or future Debt of the Company that is subordinated to any Debt of the Company that ranks pari passu with the Securities. The Securities shall be senior to such subordinated Debt to the same extent and in the same manner as such subordinated Debt is subordinated to any such pari passu Debt.)

          The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

          (1) the title of the series;

          (2) the aggregate principal amount of the series;

          (3) the interest rate, if any, or method of calculating the interest rate;

          (4) the date from which interest will accrue;

          (5) the record dates for interest payable on Registered
              Securities;

          (6) the dates when principal and interest are payable;

          (7) the manner of paying principal and interest;

          (8) the places where principal and interest are payable;

          (9) the Registrar, Transfer Agent and Paying Agent;

          (10) the terms of any mandatory or optional redemption by the Company;

          (11) the terms of any redemption at the option of Holders;

          (12) the denominations in which Securities are issuable;

          (13) whether and upon what terms Registered Securities may be exchanged;

          (14) whether any Securities will be represented by a Security in global form;

          (15) the terms of any global Security;

          (16) the terms of any tax indemnity;

          (17) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

          (18) provisions for electronic issuance of Securities or for Securities in uncertificated form;

          (19) the portion of principal payable upon acceleration of a Discounted Security;

          (20) any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

          (21) whether and upon what terms Securities may be defeased;

          (22) the forms of the Securities or any coupon, which may be in the form of Exhibit A;

          (23) any terms that may be required by or advisable under U.S. or other applicable laws; and

          (24) any other terms not inconsistent with this Indenture.

          All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

          The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

          SECTION 2.02.  Execution and Authentication.

          Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

          If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

          A Security and its coupons shall not be valid until the Security is authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Each Registered Security shall be dated the date of its authentication.

          Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

          SECTION 2.03.  Bond Agents.

          The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent") and where Securities may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's request.
The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

          The Company may appoint more than one Registrar, Transfer Agent or Paying Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent for a series, the Trustee shall act as such.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.

          The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

          While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

          If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

          SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.06.  Transfer and Exchange.

          Where Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

          The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

          SECTION 2.07.  Replacement Securities.

          If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

          (1) evidence satisfactory to them of the loss, destruction or taking;

          (2) an indemnity bond satisfactory to them; and

          (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

          Every replacement Security or coupon is an additional obligation of the Company.

          SECTION 2.08.  Outstanding Securities.

          The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

          SECTION 2.09.  Discounted Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

          SECTION 2.10.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          SECTION 2.11.  Global Securities.

          If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

          The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

          The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

          The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

          SECTION 2.12.  Temporary Securities.

          Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

          SECTION 2.13.  Cancellation.

          The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Securities and matured coupons. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

          Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

          SECTION 2.14.  Defaulted Interest.

          If the Company defaults in a payment of interest on Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.


                          ARTICLE III.

                           REDEMPTION

          SECTION 3.01.  Notices to Trustee.

          Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond
Resolution otherwise provides, in accordance with this Article.

          In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

          If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

          SECTION 3.02.  Selection of Securities To Be Redeemed.

          If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

          A notice shall identify the Securities of the series to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

          (6) whether the redemption by the Company is mandatory or optional.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

          SECTION 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

          SECTION 3.05.  Payment of Redemption Price.

          On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

          When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

          (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Securities if the redemption date occurs on an interest payment date; and

          (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

          Coupons maturing after the redemption date on a called Security are void absent a payment default on that date.

          SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                          ARTICLE IV.

                           COVENANTS

          SECTION 4.01.  Payment of Securities.

          The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons and this Indenture.

          An installment of principal or interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on such date immediately available funds designated for and sufficient to pay such installment then due on such series.

          The Company shall pay interest on overdue principal of a Security of a series and on overdue installments of interest of a Security of a series, in each case at the rate per annum (or Yield to Maturity in the case of a Discounted Security) specified in the series, to the extent lawful.

          SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where each of the Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

          The Company may also from time to time designate one or more other offices or agencies where a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 10.02 as an agency of the Company in accordance with Section 2.03.

          SECTION 4.03.  Compliance Certificates.

          (a) The Company shall deliver to the Trustee of each series, within 120 days after the end of its Fiscal Year, Officers' Certificates of the Company stating (i) that a review of the activities of the Company during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Securities, and (ii) that, to the best knowledge of such Officer after due inquiry, the Company is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). The first certificate to be delivered pursuant to this Section 4.03(1) shall be for the first Fiscal Year of the Company ending after the Initial Issue Date.

          (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee of each series, forthwith upon any Officer becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in the Securities or this Indenture or (ii) any event of default under any other Indebtedness referred to in Section 6.01(a)(iv) or (v) continuing beyond 45 days, an Officers' Certificate specifying such Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.04.  Reports.

          So long as any Security of any series is outstanding, the Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Company with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the SEC and within 15 days after it is or would be required to file such reports, information or documents with the SEC shall mail such reports, information and documents to the Holders at their addresses set forth in the Register of Securities maintained by the Registrar and the Trustee. In accordance with the provisions of TIA
Section 314(a), at any time that the Company has (whether or not required by the Exchange Act) a class of securities registered under the Exchange Act, and at any time that the Company is required to file such reports, information and documents pursuant to the first sentence of this Section 4.04, the Company (at its own expense) shall file with the Trustee, within 15 days after it is or would be required to file them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act or pursuant to the first sentence of this Section 4.04. The Company also shall comply with the other provisions of TIA Section 314(a).

          If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses appearing in the register of Securities maintained by the Registrar and the Trustee. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of its Fiscal Years and within 60 days after the end of each of its first three fiscal quarters. The Company will cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.05 hereof.

          SECTION 4.05.  Limitation on Restricted Payments.

          On and after the Initial Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly make any Restricted Payment if after giving effect thereto

          (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing; or

          (b) the aggregate amount of all Restricted Payments (described in clauses (i), (ii) and (iii) of the definition thereof) and the Net Investments in Restricted Subsidiaries and the Net Restricted Purchasers (in each case other than those made pursuant to clause (vi) of the definition of Restricted Payments) made by the Company and its Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be valued at its fair market value as of the date of determination (declaration in the case of a dividend) as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors delivered to the Trustee) from and after the Initial Issue Date shall exceed the sum (without duplication) of:

           (i) $50,000,000;

          (ii) the aggregate of 50% of the Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with the first day of the Company's Fiscal Quarter in which the Initial Issue Date occurs to and including the fiscal quarter ended immediately prior to the date of such calculation, provided that if Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such loss; and

         (iii) the aggregate net proceeds, including the fair market value of Property other than cash (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee), received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its Capital Stock from and after the first day of the Company's fiscal quarter in which the Initial Issue Date occurs (excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock), and options, warrants and rights to purchase its Capital Stock (other than Redeemable Stock);

provided that the foregoing clauses (a) and (b) shall not prevent Permitted Payments and the foregoing clause (b) shall not prevent (y) the payment of any dividend or other distribution within 60 days after the date of its declaration if such dividend or other distribution could have been made on the date of its declaration without violation of the provisions of this covenant, or (z) the purchase or redemption of Capital Stock of the Company or options in respect thereof issued in connection with the Company's employee benefit plans in an agrregate amount of up to $1,000,000, provided that in determining the aggregate amount of purchases or redemptions permitted pursuant to this clause (z) such amount shall be increased by the amount of cash received upon sale of any Capital Stock that is sold to employees of the Company or any of its Subsidiaries pursuant to such employee benefits plans (the "Additional Repurchase Amount"). For purposes of this Section 4.05, the amount of Restricted Payments made pursuant to clauses (y) and (z) above shall be included in any computation of the amount of Restricted Payments made pursuant to this Section 4.05 (for purposes of this sentence, the amount of Restricted Payments made with respect to this clause (z) above shall be equal to the excess of the amounts actually purchased or redeemed over the Additional Repurchase Amount). For purposes of clause (b)(iii) of this Section 4.05, the aggregate net proceeds received by the Company (x) from the issuance of its Capital Stock upon the conversion of, or exchange for, securities evidencing Debt of the Company, shall be calculated on the assumption that the gross proceeds from such issuance are equal to the aggregate principal amount (or, if discount Debt, the accreted principal amount) of the Debt evidenced by such securities converted or exchanged and (y) upon the conversion or exchange of other securities of the Company shall be equal to the aggregate net proceeds of the original sale of the securities so converted or exchanged if such proceeds of such original sale were not previously included in any calculation for the purposes of clause (b)(iii) of this Section 4.05 plus any additional sums payable upon conversion or exchange.

          SECTION 4.06.  Limitation on Debt.

          The Company will not, and will not permit any of its Subsidiaries to, Incur any Debt, including Acquisition Debt, or Subsidiary Preferred Stock, if the Pro Forma Coverage Ratio of the Company is less than 2.25 to 1 through December 31, 1996; and 2.5 to 1 thereafter.

          Notwithstanding the foregoing, the Company and its Subsidiaries may incur each and all of the following:

          (a) Debt of the Company evidenced by the Securities provided that Securities of any series to be issued subsequent to the Initial Issue Date may be issued under this Indenture only if such subsequent series of Securities may be incurred pursuant to the Pro Forma Coverage Ratio or pursuant to clauses (h) or (i) below (except that if incurred pursuant to the Pro Forma Coverage Ratio or pursuant to clause (h) below, such subsequent series shall for all purposes be considered Securities permitted under this clause (a));

          (b)  Debt of the Company evidenced by the Outstanding
     Subordinated Notes (or borrowings under the Term Loan Facility under the New Credit Facility if such borrowings are used to finance redemption of the Outstanding Subordinated Notes);

          (c) other Debt of the Company and its Subsidiaries or Subsidiary Preferred Stock outstanding on the Initial Issue Date;

          (d) all obligations of the Company and its Subsidiaries now or hereafter existing under the New Credit Facility, whether for principal, interest, or reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premium, indemnities or otherwise;

          (e) obligations under Interest Rate Agreements and Currency
     Agreements;

          (f) Debt of the Company to any of its Wholly-owned Subsidiaries or Debt or Subsidiary Preferred Stock of a Subsidiary to the Company or to a Wholly-owned Subsidiary of the Company, provided that if the Company is the obligor of such Debt, such Debt is expressly subordinate to the Securities on terms at least as favorable to the holders of the Securities as the subordination provisions set forth in the Securities are to holders of Senior Indebtedness;

          (g) Capitalized Lease Obligations and Purchase Money Obligations of the Company and its Subsidiaries, in each case with respect to hereafter acquired Property or equipment or Capitalized Lease Obligations resulting from sale/leaseback transactions, and not to exceed for all such Capitalized Lease Obligations and Purchase Money Obligations in the aggregate $25 million incurred in any one year or $70 million outstanding at any one time;

          (h) Debt issued in exchange for, or the proceeds of which are used to refinance, replace or refund outstanding Debt of the Company (other than Debt referred to in clause (b) above) or any of its Subsidiaries or Subsidiary Preferred Stock in an amount (or, if such new Debt is issued at a price less than the principal amount thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest and fees and expenses related thereto), provided that the new Debt exchanged for, or the proceeds of which are used to refinance, the Securities or other Debt of the Company which is pari passu or subordinated to the Securities shall only be permitted (1) if, in case the Securities of a series are refinanced or exchanged in part, such new Debt is expressly made pari passu or subordinate in right of payment to the remaining Securities,
     (2) if the Debt to be exchanged or refinanced is subordinate to the Securities, such new Debt is subordinate to the Securities at least to the extent and in the manner that the Debt to be exchanged or refinanced is subordinate to the Securities, and (3) if, in case the Securities of a series are exchanged or refinanced in part or the Debt to be exchanged or refinanced is subordinated to the Securities, no payments of principal of such new Debt by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to Sections 4.07 and 4.09 hereof, if such new Debt is a series of Securities issued under this Indenture, or a "change of control" or "asset disposition" covenant which is no more favorable to the holders of such Debt than the provisions described under Sections 4.07 and
     4.09 hereof, if such new Debt is not a series of Securities issued under this Indenture, and such new Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Securities of any series required to be repurchased by the Company pursuant to the provisions described under Sections 4.07 and 4.09) hereof at any time prior to the Maturity Date of all outstanding series of Securities;

          (i) Debt of the Company or a Subsidiary of the Company, whether secured or unsecured, and Subsidiary Preferred Stock in each case not otherwise permitted hereby; provided that the sum of the aggregate principal amount of such Debt (or, if such Debt is issued at a price less than the principal amount thereof, the original issue price) and the aggregate liquidation value of such Subsidiary Preferred Stock does not exceed $60,000,000 at any one time outstanding;

          (j) Debt in an aggregate amount not to exceed $10,000,000 at any one time outstanding in respect of performance bonds and surety bonds provided in the ordinary course of business, and refinancings thereof;

          (k) Except in the case of daylight overdrafts, Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two business days of its Incurrence;

          (l) Debt in an aggregate amount not to exceed $5,000,000 at any time outstanding under guarantees Incurred in the ordinary course of business of obligations of suppliers, licensees or customers;

          (m) obligations under standby letters of credit issued for the purpose of supporting (a) workers' compensation liabilities of the Company or any of its Subsidiaries as required by law, (b) obligations with respect to leases of the Company or any of its Subsidiaries or
     (c) performance, payment, deposit or surety obligations of the Company or any of its Subsidiaries, not exceeding an aggregate amount of $5,000,000 at any one time outstanding in addition to any amounts required by law; provided that in each case such standby letters of credit are obtained in the ordinary course of business;

          (n) Debt of Subsidiaries of the Company which represents the assumption by such Subsidiaries of Debt of another Subsidiary of the Company in connection with the merger of such other Subsidiary with and into the assuming Subsidiary or the purchase of all or substantially all the assets of such other Subsidiary; and

          (o) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business.

          For purposes of determining any particular amount of Debt under this Section 4.06, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this Section 4.06, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (C) the amount of any Debt denominated in a currency other than U.S. dollars will be the Dollar Equivalent of such currency at the date of its issuance, provided that the Company or any of its Subsidiaries may always incur Debt denominated in a foreign currency for the purpose of extending, renewing or replacing any Debt incurred pursuant to this Section
4.06 and denominated in such foreign currency, in a principal amount equal to the then outstanding foreign currency amount. Notwithstanding anything herein to the contrary, the maximum amount of Debt which the Company or any of its Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates of currencies.

          SECTION 4.07.  Change of Control.

          (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each Securityholder shall have the right to require the repurchase by the Company of all or any part (equal to $1,000 or integral multiples thereof) of such Securityholder's Securities pursuant to the offer described in subsection (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Purchase Price"). Prior to the mailing of the notice to Holders provided for in paragraph (b) below but in any event within 30 days following any Change of Control, the Company hereby covenants to (i) repay in full all Debt under the New Credit Facility or, if the Lenders under the New Credit Facility are then permitted to accept payments on a non-pro rata basis, to offer to repay in full all such Debt and to repay the Debt of each lender which has accepted such offer or (ii) obtain the requisite consent under the New Credit Facility to permit the repurchase of the Securities as provided for in paragraph (b) below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.07.

          The notice shall contain all instructions and materials necessary to enable Holders to tender Securities. The Company shall notify the Trustee of its obligation to make a Change of Control Offer at least 15 days (or such shorter period as may be acceptable to the Trustee) prior to the date that notice thereof will be sent to the Holder.

          (b) Within 30 days following any Change of Control, the Company shall mail, or at the Company's request the Trustee shall mail in the name and at the expense of the Company, a notice to each Holder stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Securities tendered will be accepted for payment;

               (2) the Purchase Price and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

               (3) that any Security not tendered will continue to accrue interest;

               (4) that unless the Company defaults in payment due on the Change of Control Payment Date any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

               (7) that Holders whose Securities are purchased only in part will be issued new Securities of the same series in a principal amount equal to the unpurchased portion of the Securities surrendered.

          On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the Purchase Price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the Purchase Price, and promptly authenticate and mail to such Holders a new Security of the same series in a principal amount equal to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          SECTION 4.08.  Limitation on Transactions with Affiliates.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any transaction (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) involving aggregate consideration in excess of $5 million with any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company) except for transactions (including any loans or advances by or to, or guarantee on behalf of, any such Affiliate) made in good faith the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not such an Affiliate; provided that any such transaction shall be conclusively deemed to be on terms which are fair and reasonable to the Company or any of its Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's-length basis with Persons who are not such an affiliate if either (a) such transaction is approved by a majority of the Company's directors who do not have material interest in the transaction or (b) the Company shall obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to the Company or its Subsidiary, as the case may be, from a financial point of view. This Section 4.08 shall not apply to (a) transactions in the ordinary course of business, (b) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are approved by the Board of Directors (in the case of an employee who is an officer or director, by a majority of the independent members of the Board of Directors), (c) the payment of reasonable and customary regular fees to directors of the Company, (d) any transaction between the Company and any of its Wholly-Owned Subsidiaries or between any of its Wholly-Owned Subsidiaries or (e) any Permitted Payment and any Restricted Payment not otherwise prohibited by Section 4.05 hereof.

          SECTION 4.09.  Limitation on Asset Dispositions.

          From and after the Initial Issue Date the Company will not make, and will not permit any of its Subsidiaries to make, any Asset Disposition (other than (a) to Restricted Subsidiaries of the Company or any of its Subsidiaries to the extent such Asset Disposition is either a Permitted Payment or a Restricted Payment permitted to be made under Section 4.05 hereof or (b) other Asset Dispositions the fair market value (as determined in good faith by the Board of Directors as of the time of such Asset Disposition, which determination shall be conclusive) of which aggregates
(i) in any one transaction or series of related transactions, not more than $10 million and (ii) not more than $25 million in any twelve month period commencing on and after the Initial Issue Date, which Asset Dispositions shall take place at such fair market value) unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares or assets sold or otherwise disposed of (as determined in good faith by the Board of Directors if the Asset Disposition involves shares or assets having a fair market value of more than $5,000,000, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors delivered to the Trustee), except that an Asset Disposition may be for less than fair market value if either (x) the Asset Disposition is the result of an expropriation or (y) the amount to be paid to the Company or its Subsidiary, as the case may be, is determined or mandated by applicable law; (ii) not less than 75% of the consideration received by the Company (or such Subsidiary, as the case may be) is in the form of cash, provided that any note or other obligation received by the Company (or such Subsidiary, as the case may be) that is immediately converted into cash shall be deemed to be cash for purposes of this clause (ii); and (iii) Net Cash Proceeds from the Asset Disposition in the amount by which such Asset Disposition exceeds the amounts set forth in clause (b) above ("Excess Cash Proceeds") are within nine months of the date of such Asset Disposition, at the Company's election, either (x) applied to the payment of the principal of and interest on any Senior Indebtedness of the Company or, in the case of an Asset Disposition by a Subsidiary, any Senior Indebtedness of the Company or any Debt of such Subsidiary or any other Wholly-Owned Subsidiary (other than Debt owed to the Company or another Subsidiary) and in connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced in an amount equal to the principal amount so repaid, (y) in the case of an Asset Disposition by the Company, reinvested in capital assets, or a Qualifying Business, of the Company or (z) in the case of an Asset Disposition by a Subsidiary, reinvested in capital assets, or a Qualifying Business, of the Company, the Subsidiary which disposed of such assets or in any other Wholly-Owned Subsidiary of the Company, provided that in the case of clause (y) or (z) above, such reinvestment shall have been made within the nine month period referred to above, or, within such period, the Company or the applicable Subsidiary, as the case may be, shall have entered into a definitive agreement to make such reinvestment within 12 months from the end of such nine month period. Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Disposition are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied in accordance with this Section 4.09 (other than (i) to repay Debt of the Subsidiary making such Asset Disposition or Debt of a Wholly-Owned Subsidiary of the Company, in each case to the extent such Debt may be repaid or (ii) reinvested in capital assets, or a Qualifying Business, of the Subsidiary making such Asset Dispositions or capital assets, or a Qualifying Business, of a Wholly-Owned Subsidiary) at the time provided above but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied within nine months of such repatriation in the manner set forth in this Section 4.09.

          To the extent Excess Cash Proceeds are not actually applied in accordance with clause (x), (y) or (z) above, or after being so applied there remain Excess Cash Proceeds, subject to the last sentence of the preceding paragraph, the Company will make an offer (an "Excess Proceeds Offer") to purchase Securities either in whole or in part in accordance with the procedures (including proration in the event of oversubscription) set forth herein on a date (the "Proceeds Purchase Date") not less than 30 nor more than 60 days following the date of such Excess Proceeds Offer at a purchase price of 100% of the principal amount of the Securities plus accrued interest to the Proceeds Purchase Date, such Proceeds Purchase Date to be not later than the expiration of the nine month period referred to in the preceding paragraph. Notwithstanding the foregoing, the Company will not be required to make an Excess Proceeds Offer for Securities pursuant to this Section 4.09 if the Excess Cash Proceeds required to be applied thereto as provided in the first sentence of this paragraph are less than $5,000,000, which lesser amounts not applied to an Excess Proceeds Offer shall be carried forward and cumulated for purposes of determining whether an Excess Proceeds Offer is required with respect to any Excess Cash Proceeds thereafter received.

          Notice of an Excess Proceeds Offer shall be mailed by the Trustee to all holders of Securities not less than 30 nor more than 60 days prior to the Proceeds Purchase Date to such holders at their last registered address. The Excess Proceeds Offer shall remain open from the time of mailing until 5 days (or such shorter period as may be required under applicable law) before the Proceeds Purchase Date. The notice shall contain all instructions and materials necessary to enable holders to tender Securities pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.09; (2) the amount of the Excess Proceeds Offer (the "Offer Amount"), the purchase price and the Proceeds Purchase Date; (3) that any Securities not tendered or accepted for payment will continue to accrue interest; (4) that any Securities or portions thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date; (5) that each Holder of Securities electing to have such Securities purchased pursuant to an Excess Proceeds Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the fifth day (or such shorter period as may be required under applicable law) prior to the Proceeds Purchase Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third day (or such shorter period as may be required by applicable law) next preceding the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities are purchased only in part will be issued new Securities of the same series in a principal amount equal to the unpurchased portion of the Securities surrendered. If upon expiration of the period for which the Excess Proceeds Offer remains open, the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000 or multiples thereof shall be purchased).

          On the Proceeds Purchase Date, the Company shall (i) accept for payment on a pro rata basis (if necessary) such Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all such Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all such Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail or deliver to the Holders of such Securities so accepted payment in an amount equal to the purchase price of the Securities or portions thereof accepted for payment, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of the same series in principal amount equal to any unpurchased portion of the respective Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. If the aggregate purchase price of Securities tendered and accepted pursuant to an Excess Proceeds Offer is less than the Offer Amount, the Company may use the remaining Excess Cash Proceeds for general corporate purposes and such remaining Excess Cash Proceeds will not be available for any future Excess Proceeds Offer.

          SECTION 4.10.  Limitation on Liens.

          The Company will not directly or indirectly create, incur, assume or permit to exist any Debt of the Company (i) which is, by the terms of the instrument creating or evidencing such Debt or pursuant to which it is outstanding, pari passu or subordinate in right of payment to the Securities and (ii) which is secured, directly or indirectly, with a Lien on the Property, assets or any income or profits thereon of the Company or any Subsidiary unless contemporaneously therewith or prior thereto the Securities are equally and ratably secured for so long as such other Debt is so secured, except for (a) any such Debt secured by Liens on the assets of any entity existing at the time such assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (y) do not extend to any other Property or assets of the Company or any of its Subsidiaries, or
(b) any other Debt required to be equally and ratably secured as a result of the Incurrence of such Debt.

          SECTION 4.11.  Limitation on Senior Subordinated Indebtedness.

          The Company will not create, incur, assume or suffer to exist any indebtedness that is subordinate in right of payment to any Debt of the Company unless such Debt by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment or pari passu with the Securities.


                           ARTICLE V.

                     SUCCESSOR CORPORATION

          SECTION 5.01.  When Company May Merge, etc.

          The Company shall not consolidate or merge with another Person, or sell, lease or convey all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a succession of related transactions) to another Person (except a Wholly-owned
Subsidiary of the Company with a positive Net Worth) unless

        (i) (x) the Company is the continuing corporation in the case of a merger or (y) the resulting, surviving or transferee entity (the "Surviving Entity") shall be a corporation or partnership organized under the laws of the United States, any State thereof or the District of Columbia and expressly assumes by supplemental indenture (satisfactory in form to the Trustee) all of the obligations of the Company under the Securities and this Indenture;

       (ii) no Event of Default (or event or condition which after notice or lapse of time or both would become an Event of Default) shall have occurred and be continuing immediately after giving effect to such transaction;

      (iii) immediately after giving effect to such transaction, the Net Worth of the Company or Surviving Entity, as the case may be, on a pro forma basis shall be no less than the Net Worth the Company immediately prior to such transaction; and

       (iv) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, would have a Pro Forma Coverage Ratio of not less than 2.0 to 1 prior to January 1, 1997 or 2.25 to 1 thereafter.

          Notwithstanding the foregoing, clauses (iii) and (iv) of this
Section 5.01 shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and evidenced by the resolution of the Board of Directors delivered to the Trustee) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitations imposed by this
Section 5.01.

          The Pro Forma Coverage Ratio for purposes of this Section 5.01 shall be determined on the basis of the Consolidated Cash Flow and Consolidated Fixed Charges of the Company or the Surviving Entity, as the case may be, after giving effect to the transaction.

          SECTION 5.02.  Opinion of Counsel to Trustee; Officers' Certificate.

          The Trustee, subject to the provisions of Sections 10.04 and 10.05, shall receive an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

          SECTION 5.03.  Successor Corporation Substituted.

          Upon any consolidation, merger, sale, lease or conveyance in accordance with Sections 5.01 and 5.02, the successor corporation or partnership formed by such consolidation or into which the Company is merged or the Person to which any such transfer is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, all without any further act or deed on the part of such successor being required.

                          ARTICLE VI.

                      DEFAULT AND REMEDIES

          SECTION 6.01.  Events of Default.

          (a) "Event of Default," on a series wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the Company defaults in the payment of any installment of interest on any Securities of the series when due (including any interest payable in connection with any optional redemption payment) and continuance of such default for 30 days or more, whether or not such payment is prohibited by the provisions of Article XI hereof; or

         (ii) the Company defaults in the payment of principal of, or premium, if any, on, any Securities of the series when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the Securities on the date required pursuant to Section 4.07 or Section 4.09 and failure to make any optional redemption payment when due, whether or not such payment is prohibited by the provisions of Article XI hereof; or

        (iii) the Company defaults in the performance of or breaches any covenant, warranty or agreement in, or provision of, the series or this Indenture (other than defaults specified in clause (i) or (ii) above or clause (vi) below), and such Default or breach continues for a period of 60 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities in the series, specifying such Default and requiring that it be remedied; or

         (iv) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case or proceeding, or

             (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, or

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

             (D) makes a general assignment for the benefit of its creditors, or

             (E) files an answer or consent seeking reorganization or relief, or

             (F) shall admit in writing its inability to pay its debts generally; or

         (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding, or

             (B) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of its properties, or

             (C) orders the liquidation of the Company or any of its Material Subsidiaries,

and in each case the order or decree remains unstayed and in effect for 60 days; or

         (vi) the Company or any Material Subsidiary of the Company defaults in the obligation to pay at final maturity one or more classes of Indebtedness of the Company (other than the Securities) or of a Material Subsidiary of the Company, whether such Indebtedness exists on the Issue Date or shall be incurred after the Issue Date, having, individually or in the aggregate, an outstanding principal amount of $25,000,000 or more; or

        (vii) one or more classes of Indebtedness of the Company (other than the Securities) or of any Material Subsidiary of the Company, whether such Indebtedness exists on the Issue Date or shall be incurred after the Issue Date, having, individually or in the aggregate, an outstanding principal amount of $25,000,000 or more, is declared due and payable prior to its Stated Maturity; or

       (viii) one or more final judgments, orders or decrees for the payment of money in an aggregate amount in excess of $20,000,000 are entered by a court of competent jurisdiction against the Company or any Material Subsidiary of the Company or any of their respective properties or assets that are not covered by insurance written by third parties, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

         (ix) any other Event of Default provided for in the series.

          (b) For purposes of this Section 6.01, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over Property for one or more creditors.

          SECTION 6.02.  Acceleration.

          If an Event of Default occurs and is continuing on a series (other than an Event of Default specified in clause 6.01(a)(iv) or 6.01(a)(v) relating to the Company), unless the principal of all of the Securities in the series shall have already become due and payable, the Trustee or the holders of (x) 25% in aggregate principal amount of the series then outstanding in the case of Events of Default referred to in clauses 6.01(a)(i) and 6.01(a)(ii) or (y) 40% in aggregate principal amount of the series then outstanding in the case of Events of Default referred to in clauses 6.01(a)(iii), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) and, with respect to any Material Subsidiary, 6.01(a)(iv) and 6.01(a)(v), by notice in writing to the Company (and to the Trustee if given by Holders of the series) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable (i) immediately if no Debt under the New Credit Facility is outstanding or (ii) if Debt under the New Credit Facility is outstanding upon the earlier of (a) 5 days after such Acceleration Notice is received by the Company or (b) the acceleration of the Debt under the New Credit Facility provided, that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the holders in the event that any default specified in the Acceleration Notice under the series shall have been cured, waived or otherwise remedied prior to the expiration of such period. If an Event of Default specified in clause 6.01(a)(iv) or 6.01(a)(v) relating to the Company occurs, all principal (or, if Securities of any series are original issue discount Securities, such portion of the prinicipal amount as may be specified in the terms of such series) and accrued interest shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Securityholders.

          SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 6.07 and 9.02, prior to a declaration of acceleration pursuant to Section 6.02 hereof, the Holders of, in the aggregate, at least a majority in principal amount of Securities of a series by notice to the Trustee may waive, on behalf of the holders of the series, an existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a)(i) or
(ii) or a Default or Event of Default in respect of any provision hereof which cannot be modified or amended without the consent of each Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and cease to exist; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05.  Control by Majority.

          The Holders of a majority in principal amount of a series may (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03, and (ii) direct the Trustee to notify each trustee under any instrument governing the rights of holders of Indebtedness subordinated in right of payment to the Securities for the purpose of effecting the payment blockage provisions thereunder. The Trustee may refuse, however, to follow any direction that conflicts with law, the Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or expense, provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.06.  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default on the series;

          (b) the Holders of at least 25% in principal amount of the series make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request; and

          (e) during such 30-day period the Holders of at least a majority in principal amount of the series do not give the Trustee a direction which is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the series, on or after the respective due dates expressed in the Securities of the series, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the series for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Securities), its creditors or its Property and shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall, subject to the provisions of Article XI hereof, pay out such money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: subject to Article XI, to Holders for interest accrued on the series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the series for interest; and

     Third: subject to Article XI, to Holders for principal amounts owing under the series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the series for principal.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities.

          SECTION 6.12.  Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.13.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.14.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                          ARTICLE VII.

                            TRUSTEE

          SECTION 7.01.  Rights and Duties of Trustee.

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

              (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)  This paragraph does not limit the effect of paragraph
          (b) of this Section 7.01.

              (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g)  Subject to subsections (a) through (f) of this Section 7.01:

          1. The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours and upon reasonable advance notice to the Company to examine the books, records and premises of the Company, personally or by agent or attorney.

          2. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          3. The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          4. The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

          5. The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SRECTION 7.02.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 7.03.  Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

          SECTION 7.04.  Notice of Defaults.

          If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series.

          SECTION 7.05.  Reports by Trustee to Holders.

          Any report required by TIA Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before June 30 of each year.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

          SECTION 7.06.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

          SECTION 7.07.  Replacement of Trustee.

          A resignation of removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

          The Company may remove the Trustee if:

          (1) the Trustee fails to comply with TIA Section 310(a) or
              Section 310(b) or with Section 7.09;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a Custodian or other public officer takes charge of the Trustee or its property;

          (4) the Trustee becomes incapable or acting; or

          (5) an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

          The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs during the six-month period.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

          SECTION 7.08.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 7.09.  Trustee's Capital and Surplus.

          The Trustee at all times shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published report of condition.

          SECTION 7.10.  No Conflicting Interest.

          The Trustee shall comply with TIA Section 310(b), provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor on

                         ARTICLE VIII.

                     DISCHARGE OF INDENTURE

          SECTION 8.01.  Termination of the Company's Obligations.

          The Company may terminate its obligations as to a series under this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities of the series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of Securities of the series of the redemption of all of the Securities of the series under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities of the series have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money and/or U.S. Government Obligations in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities of the series to maturity or redemption, provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities of the series, and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness of the Company pursuant to the provisions of Article XI;

          (c) no Default or Event of Default with respect to this Indenture or Securities under the series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder;

          (e) the Company shall have delivered to the Trustee (i)(A) a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of this Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, or (B) an opinion of counsel (who may be an employee of or counsel for the Company), reasonably satisfactory to the Trustee, to the same effect as clause (i)(A) above accompanied by a ruling to the same effect published by the Internal Revenue Service, and (ii) an Officers' Certificate and an Opinion of Counsel (who may be an employee of or counsel for the Company), each stating that all conditions precedent providing for the termination of the Company's obligations as to the series under this Indenture have been complied with, and such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any Senior Indebtedness of the Company (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and
7.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Securities are no longer outstanding, the Company's obligations in Sections 7.06, 8.04 and 8.05 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations as to the series under this Indenture except for those surviving obligations specified above.

          SECTION 8.02.  Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the series, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of the series upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of the series on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of the series, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations as to such series under this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities of the series and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness of the Company under Article XI or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder:
(i) the rights of Holders of outstanding Securities of the series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.06, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02 and Section
8.05. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the series.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article XI and in Sections 4.03 through through 4.11, clauses (iii) and (iv) of
Section 5.01 and clauses (a)(vi), (a)(vii) and (a)(viii) of Section 6.01 with respect to the outstanding Securities of the series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities of the series shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities of the series and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness of the Company under Article XI or otherwise. For this purpose, such covenant defeasance means that, with respect to the series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a)(iii), but, except as specified above, the remainder of this Indenture and such series shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) money in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities of the series not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities of the series on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities, provided that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of the series;

          (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities of the series shall have occurred and be continuing on the date of such deposit or, insofar as
        Section 6.01(a)(i) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any series of Securities of the Company;

          (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company other than any such rights as may exist under the Uniform Fraudulent Transfer Act (the "UFTA") or
        Bankruptcy Law (assuming none of the Holders are insiders as defined under Bankruptcy Law and the UFTA), and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law, provided that if a court were to rule under any such law in any case or proceeding that the trust funds remained Property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming the allowance of the claims of the Holders and assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities of the series, the Trustee will hold, for the benefit of the Holders of Securities of the series, a valid and enforceable security interest in such trust funds that is not avoidable (assuming perfection in such trust funds) in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities of the series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no Property, rights in Property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other
        Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

         (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities of the series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of Securities of the series all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the series.

          Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 8.03.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities of the series.

          SECTION 8.04.  Repayment to Company.

          Subject to Sections 7.06, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, provided that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders of the series entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.05.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities of the series shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S.
Government Obligations in accordance with this Indenture, provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities of the series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of Securities of the series to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                          ARTICLE IX.

                           AMENDMENTS

          SECTION 9.01.  Without Consent of Holders.

          The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article V;

          (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

          (4) to create a series and establish its terms;

          (5) to provide for a separate Trustee for one or more series; or

          (6) to make any change that does not materially adversely affect the rights of any Securityholder.

          SECTION 9.02.  With Consent of Holders.

          Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of interest on or extend the time for payment of interest on any Security;

          (3) reduce the principal of or change the Maturity Date of any Security;

          (4) reduce any amount payable on redemption or required repurchase of any Security;

          (5) impair or affect the right of any Holder to institute suit for payment of any Security; or

          (6) make any change in Section 6.04 or 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

Notwithstanding the foregoing, no such supplemental indenture shall modify any provision of the Indenture so as to affect adversely the rights of any holder of Senior Indebtedness at the time outstanding to the benefits of subordination under the Indenture without the consent of such holder.

          The holders of a majority in aggregate principal amount of the outstanding Securities of a series may, on behalf of all holders of Securities of such series, waive compliance by the Company with Sections ( ) of this Indenture. The holders of a majority in aggregate principal amount of the outstanding Securities of a series may, on behalf of all holders of Securities of such series, waive any past default under the Indenture with respect to the Securities of such series, except a default in the payment of principal, premium, if any, or interest or in respect of a provision of this Indenture which cannot be modified without the consent of each Securityholder affected thereby.

          An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

          SECTION 9.03.  Compliance with Trust Indenture Act.

          Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

          SECTION 9.04.  Effect of Consents.

          An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

          A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

          The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

          SECTION 9.05.  Notation on or Exchange of Securities.

          The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

          SECTION 9.06.  Trustee Protected.

          The Trustee need not sign any supplemental indenture that adversely affects its rights.

          SECTION 9.07.  Waiver of Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.05, 4.06, 4.08 and 4.10 hereof with respect to the Securities of any Series if before or after the time for such compliance the holders of a majority in aggregate principal amount of the Securities of such Series at the time outstanding shall, by action of such Securityholders in accordance with this Indenture, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect
(x) any other Series of Securities or (y) such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                           ARTICLE X.

                         MISCELLANEOUS

          SECTION 10.01.  Trust Indenture Act.

          The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 10.02.  Notices.

          Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

          (a) if to the Company:

               Sealed Air Corporation
               Park 80 East
               Saddlebrook, New Jersey 07662-5291

               Attention:  General Counsel

               Telecopier Number:  (201) 791-7600

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017

               Attention:  Christopher Mayer, Esq.

               Telecopier Number:  (212) 450-4500

          (b) if to the Trustee:

               ( )
               ( )
               ( )

               Attention: ( )

               Telecopier Number: ( )


          A party by notice to the other parties may designate additional or different addresses for subsequent notices.

          Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

          If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

          All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

          A "notice" includes any communication required by this Indenture.

          SECTIION 10.03.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the Proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.04.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 10.05.  Rules by Company and Agents.

          The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 10.06. Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 10.07.  No Recourse Against Others.

          All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

          SECTION 10.08.  Duplicate Originals.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

          SECTION 10.09.  Governing Law.

          The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

          SECTION 10.10.  Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c). The Trustee shall comply with TIA Section 312(b).


                          ARTICLE XI.

                  SUBORDINATION OF SECURITIES

          SECCTION 11.01.  Securities Subordinated to Senior Indebtedness.

          The Company for itself and its successors, and each Holder, by its acceptance of the Securities, agrees that the payment of the Securities by the Company is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment of Senior Indebtedness.

          This Article XI will constitute a continuing offer to all Persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees under this Article XI and they and/or each of them may enforce its provisions.

          SECTION 11.02.  No Payment on Securities in Certain Circumstances.

          (1) No payment will be made on account of the principal of, premium if any, or interest on the Securities, or to acquire any of the Securities for cash or Property other than Capital Stock of the Company, or on account of the redemption provisions of the Securities (other than a redemption of Securities by the Trustee with funds irrevocably set aside in trust with the Trustee in accordance with the provisions of Section 8.01 hereof) (x) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all such Senior Indebtedness shall first be paid in full in cash or (y) in the event that the Company defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at its Stated Maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing. The holders of a majority in aggregate principal amount of the outstanding Designated Senior Debt shall be entitled to waive, on behalf of all of the holders of Senior Indebtedness, the benefits of this Section 11.02.

          (2) Upon the happening of any event of default (or if an event of default would result upon any payment with respect to the Securities) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt or under which it is outstanding, permitting the holders to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt) upon written notice of the event of default given to the Company and the Trustee by the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived in writing, no payment will be made by the Company with respect to the principal of, premium if any, or interest on the Securities or to acquire any of the Securities for cash or Property other than Capital Stock of the Company or with regard to redemption of Securities; provided that this paragraph (b) will not prevent the making of any payment for a period of more than 180 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period, and that declaration has not been rescinded. If such Designated Senior Debt is not declared due and payable within 180 days after the written notice of the default is given, promptly after the end of the 180-day period the Company will pay to the Trustee all sums not paid during the 180-day period because of this paragraph (b). During any 360-day consecutive period only one such period during which payment of principal of, or interest on, the Securities may not be made may commence and the duration of such period may not exceed 180 days.

          (3) If any payment or distribution of assets of the Company is received by the Trustee or any Holder in respect of the Securities at a time when that payment or distribution should not have been made because of paragraph (a) or (b) of this Section 11.02, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness which is due and payable held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          SECTION 11.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

          Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Company or its Property or upon an assignment for the benefit of creditors or otherwise):

          (1) the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal of and interest due on Senior Indebtedness and other amounts due in connection with Senior Indebtedness (including interest accruing subsequent to an event specified in Sections 6.01(a)(iv) and 6.01(a)(v) at the rate provided for in the documents governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before the Holders are entitled to receive any payment on account of the principal of or interest on the Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Section will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

          (3) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities is received by the Trustee or the Holders on account of the principal of or interest on the Securities before all Senior Indebtedness is paid in full in cash such payment or distribution will be received and held for and will be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application to the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          The Company will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors. For purposes of this Article XI, the words "cash, Property or securities" shall not be deemed to include
(x) shares of stock of the Company as reorganized or readjusted or (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding.

          SECTION 11.04. Holders of Securities To Be Subrogated to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full in cash of all Senior Indebtedness, the Holders shall be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions of cash, Property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and, for the purposes of such subrogation, (a) no payments or distributions to the holders of the Senior Indebtedness of any cash, Property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article XI and no payment over pursuant to the provisions of this Article XI to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness and (b) no payment or distributions of cash, Property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article XI, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article XI are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          SECTION 11.05.  Obligations of the Company Unconditional.

          Nothing contained in this Article XI or elsewhere in this Indenture or the Securities is intended to or will impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when they become due and payable in accordance with terms, or is intended to or will affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor will anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, Property or securities of the Company received upon the exercise of any such remedy.

          SECTION 11.06. Trustee and Paying Agent Entitled To Assume Payments Not Prohibited in Absence of Notice.

          Notwithstanding any other provision of this Indenture, the Trustee and paying agent will not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any paying agent unless and until a Responsible Officer of the Trustee or such paying agent has received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor, and prior to the receipt of any such written notice, the Trustee and any paying agent will be entitled in all respects conclusively to assume that no such fact exists.

          The Trustee will be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself, or itself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder).

          Nothing contained in this Section 11.06 limits the rights of the holders of Senior Indebtedness to recover payments as contemplated by
Section 11.02.

          SECTION 11.07.  Application by Trustee of Moneys Deposited with It.

          Any deposit of moneys by the Company with the Trustee or any paying agent for the payment of principal of or interest on the Securities, except to the extent allocated and held by the Trustee for the payment of principal of or interest on specific Securities which have been defeased in accordance with Article VIII hereof or called for redemption in accordance with Article III or Section 4.07 or 4.09 hereof, will be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04 except that, prior to the receipt of the notice provided for in Section 11.06, the Trustee will be entitled to assume that no such facts exist; provided, however, that if on a date not less than three Business Days prior to the date on which by the terms of this Indenture any such moneys may become payable for any purpose (including, without limitation, the payment of either principal of or interest on the Securities) the Trustee or such paying agent have not received with respect to such moneys the notice provided for in Section 11.06, then the Trustee or such payment agent will have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary which may be received by it on or after such date. Nothing herein will be construed to relieve any Holders from duties imposed upon them under Section 11.03(c) with respect to moneys received in violation of the provisions of this Article.

          SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental Indenture which affects the superior position of the holders of the Senior Indebtedness will be effective against the holders of the Senior Indebtedness who have not consented thereto.

          SECTION 11.09. Securityholders Authorize Trustee To Effectuate Subordination of Securities.

          Each Holder of Securities by his acceptance of them authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company or the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of Securities.

          SECTION 11.10.  Right of Trustee and Paying Agent
                          To Hold Senior Indebtedness.

          Subject to the provisions of Sections 310(b) and 311 of the Trust Indenture Act of 1939, the Trustee and any paying agent will be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by any of them to the same extend as any other holder of Senior Indebtedness, and nothing in this Indenture will be construed to deprive the Trustee or any paying agent of any of its rights as such holder.

          SECTION 11.11.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of the principal of or interest on the Securities by reason of any provision of this Article XI will not be construed as presenting the occurrence of an Event of Default.

          SECTION 11.12. No Fiduciary Duty Created to Holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XI, and no implied obligations or covenants with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to holders of Senior Indebtedness if it mistakenly pays over or delivers to Holders of Securities, the Company, or any Person, money or assets to which any holder of Senior Indebtedness will be entitled by virtue of this Article XI or otherwise.


          SECTION 11.13.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article XI will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

          SECTION 11.14.  Representative of Senior Indebtedness.

          Any notices to be given or payments to be made to any holders of Senior Indebtedness pursuant to this Indenture may be made or given to their authorized representative.



          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                     SEALED AIR CORPORATION,
                                        as Company

                                     By: ___________________________
                                         Name:
                                         Title:

                                     FIRST NATIONAL BANK OF BOSTON,
                                        as Trustee

                                     By: ___________________________
                                          Name:
                                          Title:



                                                                Exhibit A

                       A Form of Registered Security

No.                                                       $ (      )

              (      )% SENIOR SUBORDINATED NOTE DUE (      )

                              SERIES (      )

              SEALED AIR CORPORATION promises to pay to
              (       ) or registered assigns the
              principal sum of (        ) Dollars on
              (        ), (      ).

    Interest Payment Dates: (        ), (        ) and at maturity

    Record Dates: (        ), (        ) and 15 days prior to
                   maturity

                                     By:_____________________________
                                        Authorized Officer

                                     By:_____________________________
                                        Authorized Officer

Dated: (       ), (      )

Certificate of Authentication


          This is one of the ( )% Senior Subordinated Notes referred to in the within-mentioned Indenture.

                                     FIRST NATIONAL BANK OF BOSTON,
                                        as Trustee

                                     By:_____________________________
                                        Authorized Officer





                       (REVERSE OF NOTE)

           (   )% SENIOR SUBORDINATED NOTE DUE (   )

          1.  Interest.  SEALED AIR CORPORATION, a Delaware corporation
(the "Company", which definition shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of ( )% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including
(     ), (    ) through but excluding the date on which interest is paid.
Interest shall be payable in arrears on (     ), (   ), and at the stated
maturity (each an "Interest Payment Date"), commencing (    ), (   ). Interest
will be computed on the basis of a 360-day year of twelve full 30-day months and the actual number of days elapsed. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to ( )% per annum.

          2.  Method of Payment.  The Company will pay interest on the
Notes (except defaulted interest) to the Persons who are registered Holders
of Notes at the close of business on the (     ) or (     ) next preceding the
Interest Payment Date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Note.

          3. Paying Agent and Registrar. Initially, FIRST NATIONAL BANK OF BOSTON (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4.  Indenture.  The Company issued the Notes of this series under
an Indenture dated as of (     ), 1994 (the "Indenture") between the Company
and the Trustee. This Note is one of an issue of Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and in the Bond Resolution creating the Notes and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended from time to time. The
Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured obligations of the Company
limited in aggregate principal amount to ($        ).  The Indenture limits,
among other things, the incurrence of certain Indebtedness by the Company and its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of equity interests of the Company; transactions by the Company and its Subsidiaries with certain Affiliates; the granting of Liens by the Company and the ability of the Company to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually in compliance with the limitations contained in the Indenture.

          5.  Optional Redemption.  The Company, at its option, may redeem
all or any of the Notes, in whole or in part, at any time on or after (     ),
(    ) at the redemption prices (expressed in percentages of principal amount)
set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning ( ) of the years indicated below:

          Year                       Percentage
          ----                       ----------

          ( )......................... (     )%

          ( )......................... (     )%

          ( )......................... (     )%

          ( ) and thereafter.......... 100.000%

          Additionally, the Company may, at its option, redeem the Notes at
( )% of the principal amount thereof, together with accrued and unpaid
interest to the Redemption Date, if prior to (   ), 19(  ) a Change of Control
(as defined in the Indenture) with respect to the Company has occurred.

          6. Change of Control. Upon the occurrence of a Change of Control (the "Change of Control Date"), each holder of a Note shall have the right to require the repurchase of all or any part (equal to $1,000 or integral multiples thereof) of such holder's Notes pursuant to the offer described in the next paragraph (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

          Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating: (1) that the Change of Control is being made pursuant to this covenant and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed) (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that unless the Company defaults in payment on the Change of Control Payment Date any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, to the Trustee at the address specified in the notice prior to the close of business on the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the third business day (or such shorter period as may be required by applicable law) preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (7) that holders whose Notes are purchased only in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered. If such repurchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, the Company will comply with Rule 14e-1 and any other applicable securities laws or regulations with respect to repurchasing the Notes.

          On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered plus accrued and unpaid interest, if any, to the date of repurchase, and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an officers' certificate stating the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to the Noteholder so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Noteholders a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on the Notes or portions thereof called for redemption.

          8. Offers to Purchase. Sections 4.07 and 4.09 of the Indenture provides upon the occurrence of a Change of Control, and with the Excess Proceeds and certain Asset Dispositions and subject to further limitations contained therein, the Company shall make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange the Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Trustee need not transfer or exchange any Note or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          10. Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          12. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

          13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

          14.  Defaults and Remedies.  Events of Default are set forth in
Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing (other than an Event of Default specified in clause 6.01(a)(iv) or 6.01(a)(v) relating to the Company), unless the principal of all of the Notes shall have already become due and payable, the Trustee or the holders of (x) 25% in aggregate principal amount of the Notes then outstanding in the case of Events of Default referred to in clauses 6.01(a)(i) and 6.01(a)(ii) or (y) 40% in aggregate principal amount of the Notes then outstanding in the case of Events of Default referred to in clauses 6.01(a)(iii), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) and, with respect to any Material Subsidiary, 6.01(a)(iv) and 6.01(a)(v), by notice in writing to the Company (and to the Trustee if given by Noteholders) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable (i) immediately if no Debt under the New Credit Facility is outstanding or (ii) if Debt under the New Credit Facility is outstanding upon the earlier of
(a) 5 days after such Acceleration Notice is received by the Company or (b) the acceleration of the Debt under the New Credit Facility provided, that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the holders in the event that any default specified in the Acceleration Notice is received by the Company or
(b) the acceleration shall be automatically rescinded and annulled without any further action required on the part of the holders in the event that any default specified in the Acceleration Notice under the Notes shall have been cured, waived or otherwise remedied prior to the expiration of such period. If an Event of Default specified in clause 6.01(a)(iv) or 6.01(a)(v) relating to the Company occurs, all principal and accrued interest shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Noteholders. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          16. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          17. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          18. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          19. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          20. Subordination. The Company's payment of principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full in cash of the Senior Indebtedness of the Company. Each Holder of the Notes, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

          21. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Sealed Air Corporation
               Park 80 East
               Saddlebrook, New Jersey 07662-5291
               Telephone:  (201) 791-7600

               Attention:  General Counsel



                                ASSIGNMENT FORM

          If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to


          _________________________________________________________________


          (Insert assignee's social security or tax ID number) ____________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________
          (Print or type assignee's name, address and zip code) and irrevocably appoint

          _________________________________________________________________
          agent to transfer this Note on the books of  the
          Company.   The  agent may substitute  another to
          act for him.

          _________________________________________________________________

          Date:______________  Your signature:_____________________________
                                              (Sign  exactly as  your name
                                              appears on the other side of
                                              this Note)

Signature Guarantee: ______________________________________________________




               OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, check the Box: ( )

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount:

                              $_____________

Date:  ________________       Your Signature:  _____________________________

(Sign exactly  as your name appears  on the other  side of this Note)

Signature Guarantee:  _______________________